UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 11, 2012

Unigene Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16005	22-2328609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

81 Fulton Street, Boonton, New Jersey	07005
(Address of principal executive offices)	(Zip Code)

(973) 265-1100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01  Other Events.

On December 11, 2012, Unigene Laboratories, Inc. (the “Company”) announced that it has retained Canaccord Genuity to assist the Company with its exploration and evaluation of a broad range of strategic options, including, but not limited to, the strategic partnering of its technology, the out-licensing of intellectual property and divestiture of certain assets, and the possible sale of the Company or one of its business units.

There can be no assurance that any specific transaction regarding the Company or its assets will be pursued or completed.  There is no definitive timetable for the process.  Unigene does not intend to disclose developments with respect to the progress of its exploration or review and evaluation process until such time as the Board of Directors approves or completes a transaction(s) or otherwise deems further disclosure appropriate.

A copy of the press release issued by the Company announcing the engagement of Canaccord Genuity is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Document Description
99.1	Press Release, dated December 11, 2012

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIGENE LABORATORIES, INC.

	By:	/s/ Gregory T. Mayes
Gregory T. Mayes
President and General Counsel
Date: December 11, 2012

Exhibit Index

Exhibit No.	Document Description
99.1	Press Release, dated December 11, 2012